EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS FOURTH QUARTER & CALENDAR YEAR 2017 FINANCIAL RESULTS

Fourth Quarter

•
Realized fourth quarter 2017 GAAP ("reported") net sales of $1.3 billion, reported net income of $73 million and reported diluted earnings per share ("EPS") of $0.52 compared to a loss per share of $9.48 last year

•	Delivered fourth quarter adjusted net income of $180 million and adjusted diluted EPS of $1.28 compared to $1.24 last year, an increase of 3.2%

•	CHC Americas segment achieved fourth quarter reported net sales of $644 million or growth of 2.5% versus last year on a constant currency basis

•
CHC International segment delivered fourth quarter reported net sales of $374 million, down 10.8% versus last year; excluding exited European distribution businesses, net sales grew 3.3% versus last year on a constant currency basis

Calendar Year 2017

•
Realized calendar year 2017 reported net sales of $4.9 billion compared to reported net sales of $5.3 billion in the prior year, lower by 6.3%, reported net income of $120 million and reported EPS of $0.84

•
Achieved calendar year 2017 adjusted net sales growth of 1.3% compared to the prior year, excluding the year-over-year effect of exited European distribution businesses, the divestiture of the Israel API business and the impact of Entocort®

•	Delivered calendar year 2017 adjusted net income of $703 million and adjusted diluted EPS of $4.93

•	CHC Americas segment achieved calendar year 2017 reported net sales of $2.4 billion compared to $2.5 billion last year, lower by 3.1%; adjusted net sales grew 1.4% on a constant currency basis

•
CHC International segment delivered calendar year 2017 reported net sales of $1.5 billion, down 9.8% versus last year, with reported operating margin of 0.8%; excluding the year-over-year effect of the exited European distribution businesses, net sales grew 2.6% versus last year on a constant currency basis, with an adjusted operating margin of 15.0%

•	RX segment realized calendar year 2017 reported operating margin of 31.7%; the segment's extended topical strategy delivered an adjusted operating margin of 41.9%

•	Calendar year 2017 cash flow from operations was $699 million

Guidance

•
The Company expects calendar year 2018 reported diluted EPS to be in the range of $2.24 to $2.64. The Company expects calendar year 2018 adjusted diluted EPS guidance to be in the range of $5.05 to $5.45; see Guidance section below for detail.

Dublin, Ireland - March 1, 2018 - Perrigo Company plc (NYSE; TASE: PRGO) today announced results for the fourth quarter and calendar year ended December 31, 2017.

Additional fourth quarter reported results: Reported operating margin in the Consumer Healthcare Americas ("CHCA") segment was a fourth quarter record of 22.0%. Reported operating margin in the Consumer Healthcare International ("CHCI") segment was 1.0%. Reported operating margin in the Prescription Pharmaceuticals ("RX") segment was 26.1%.

Perrigo CFO Ron Winowiecki commented, "The Perrigo team delivered on its internal and external goals and commitments in calendar year 2017 driven by 1) actions taken to simplify, focus and execute on the company's core businesses, 2) a focus on operational execution in challenging end-markets, 3) a cost optimization program that improved our cost structure, and 4) strong cash flow conversion and improved balance sheet flexibility.

Fourth quarter reported net sales in our CHCA segment grew 2.5% on a constant currency basis with record fourth quarter adjusted operating margin of 23.1%. Our CHCI segment delivered 3.3% net sales growth in the quarter, on a constant currency basis and excluding the exited European distribution businesses, with an adjusted operating margin of 15.3%. RX net sales were consistent with the prior year, excluding a $5 million year-over-year Entocort® impact as new product launches more than offset expected price erosion. Adjusted operating margin in this business was 38.1% due to product mix and increased investments in our new product pipeline. Finally, our durable business model and efficient supply chain once again delivered excellent cash flow conversion to adjusted net income."

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP measures to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Calendar Year 2017 Results

	Calendar 2017	Calendar 2016	YoY	Constant Currency
	12/31/2017	12/31/2016	% change	% Change
Reported Net Sales	$4,946	$5,281	(6.3)%
Reported Net Income (Loss)	$120	$(4,013)	NM
Reported Diluted Earnings (Loss) per Share	$0.84	$(28.01)	NM
Reported Diluted Shares	142.6	143.3	(0.5)%

Adjusted Net Sales(1)	$4,926	$5,168	(4.7)%	(4.7)%
Adjusted Net Income	$703	$728	(3.5)%
Adjusted Diluted Earnings per Share	$4.93	$5.07	(2.8)%
Adjusted Diluted Shares	N/A	143.6	N/A

(1)
Calendar year 2017 net sales have been adjusted to exclude $21 million of sales attributable primarily to the divested Israel API business. Calendar year 2016 net sales have been adjusted to exclude $113 million of sales attributable primarily to the divested U.S. Vitamins, Minerals, and Supplements ("VMS") business.

Reported net sales for calendar year 2017 were $4.9 billion, which included new product sales of $210 million and discontinued products of $32 million. Adjusted net sales grew 1.3% compared to the prior year excluding the year-over-year effects of: 1) net sales from the exited European distribution businesses of $200 million, 2) net sales of $67 million from Entocort®, and 3) net sales from the divested Israel API business of $41 million.

Reported net income was $120 million, or $0.84 per diluted share versus a net loss of $4.0 billion, or $28.01 per diluted share, in the prior year. Excluding charges as outlined in Table I, calendar year 2017 adjusted net income was $703 million, or $4.93 per diluted share, versus adjusted net income of $728 million, or $5.07 per diluted share, for the same period last year.

Fourth Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2017	12/31/2016	% change	% Change
Reported Net Sales	$1,283	$1,331	(3.6)%
Reported Net Income (Loss)	$73	$(1,359)	NM
Reported Diluted Earnings (Loss) per Share	$0.52	$(9.48)	NM
Reported Diluted Shares	141.2	143.4	(1.5)%

Adjusted Net Sales(1)	$1,279	N/A	(3.9)%	(5.9)%
Adjusted Net Income	$180	$178	1.5%
Adjusted Diluted Earnings per Share	$1.28	$1.24	3.2%
Adjusted Diluted Shares	N/A	143.6	N/A

(1)	Fourth quarter 2017 net sales have been adjusted to exclude $4 million of sales attributable to the divested Israel API business.

Reported net sales for the fourth quarter of 2017 were $1.3 billion, which included new product sales of $54 million and discontinued products of $6 million. Adjusted net sales grew 2.1% compared to the prior year excluding the year-over-year effect of: 1) net sales from the exited European distribution businesses of $82 million, 2) net sales from the divested Israel API business of $19 million, 3) net sales of $5 million from Entocort® and, 4) favorable foreign currency movements of $27 million.

Reported net income was $73 million, or $0.52 per diluted share versus a net loss of $1.4 billion, or $9.48 per diluted share, in the prior year. Excluding charges as outlined in Table I, fourth quarter 2017 adjusted net income was $180 million, or $1.28 per diluted share, versus adjusted net income of $178 million, or $1.24 per diluted share, for the same period last year.

Segment Results

Consumer Healthcare Americas (CHCA) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2017	12/31/2016	% change	% Change
Reported Net Sales	$644	$627	2.7%	2.5%
Reported Gross Profit	$220	$210	4.5%
Reported Gross Margin	34.1%	33.5%	60 bps
Reported Operating Income	$141	$83	69.7%
Reported Operating Margin	22.0%	13.3%	870 bps

Adjusted Gross Profit	$232	$223	4.1%
Adjusted Gross Margin	36.0%	35.5%	50 bps
Adjusted Operating Income	$149	$139	6.7%
Adjusted Operating Margin	23.1%	22.2%	90 bps

CHCA fourth quarter reported net sales were $644 million compared to $627 million last year. Net sales grew 2.5% on a constant currency basis, driven by higher net sales in the gastrointestinal and analgesics categories compared to the prior year. New product sales of $17 million were led by the store brand version of Nexium® and smoking cessation products. These positive drivers were partially offset by lower net sales of nutritional drink products in the infant nutrition category, in addition to pricing pressure in certain OTC categories and discontinued products of $3 million.

The CHCA segment achieved fourth quarter reported gross profit margin of 34.1% and adjusted gross profit margin of 36.0%, an improvement of 50 basis points versus the prior year, primarily driven by increased net sales in relatively higher margin categories and positive contributions from supply chain efficiencies. These positive contributions were partially offset by price erosion in certain OTC categories versus the prior year.

Reported operating margin was a fourth quarter record of 22.0%. Adjusted operating margin was a fourth quarter record of 23.1%, which was higher compared to the prior year due to gross margin flow through and lower selling and administrative costs due to previously announced restructuring actions.

Consumer Healthcare International (CHCI) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY		Constant Currency
	12/31/2017	12/31/2016	% change		% Change
Reported Net Sales	$374	$420	(10.8)%		(16.9)%
Reported Gross Profit	$173	$151	14.0%
Reported Gross Margin	46.1%	36.1%	1,000 bps
Reported Operating Income (Loss)	$4	$(76)	NM
Reported Operating Margin	1.0%	(18.1)%	NM

Adjusted Gross Profit	$195	$176	10.7%
Adjusted Gross Margin	52.0%	41.9%	1,010	bps
Adjusted Operating Income	$57	$36	57.5%
Adjusted Operating Margin	15.3%	8.7%	660	bps

Reported net sales decreased 10.8% compared to the fourth quarter of 2016. Net sales grew approximately 3.3% excluding $82 million from the exited unprofitable distribution businesses and favorable foreign currency movements of $26 million. This increase was driven primarily by higher net sales in the personal care category and in the U.K. store brand business along with new product sales of $14 million dollars. These increases were partially offset by lower net sales in the anti-parasite category in addition to discontinued products of $2 million.

Fourth quarter reported gross and adjusted margins increased approximately 1,000 bps over the previous year driven by actions taken that improved business performance including exiting unprofitable distribution businesses, optimizing go-to-market strategies and manufacturing more products in-house.

Reported operating income was $4 million and reported operating margin was 1.0%. Adjusted operating income grew $21 million to $57 million, while adjusted operating margin expanded 660 bps to 15.3% due to higher gross margin contribution and lower advertising and promotional investments as a percentage to net sales.

Prescription Pharmaceuticals (RX) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2017	12/31/2016	% change	% Change
Reported Net Sales	$261	$266	(1.7)%	(1.8)%
Reported Gross Profit	$118	$121	(2.7)%
Reported Gross Margin	45.0%	45.5%	(50) bps
Reported Operating Income	$68	$(259)	NM
Reported Operating Margin	26.1%	(97.3)%	NM

Adjusted Gross Profit	$139	$149	(6.7)%
Adjusted Gross Margin	53.2%	56.1%	(290) bps
Adjusted Operating Income	$100	$115	(13.4)%
Adjusted Operating Margin	38.1%	43.2%	(510) bps

Reported net sales in the fourth quarter were $261 million compared to $266 million last year. Excluding the $5 million year-over-year impact of Entocort®, net sales were relatively in line with the prior year as new product sales of $23 million were offset by lower net sales of existing products of $21 million, due primarily to price erosion, which was in line with our expectations.

Reported gross margin was 45.0% and adjusted gross margin was 53.2%, which were lower compared to the prior year primarily due to product mix driven by a relatively greater contribution from partnered products and price erosion.

Reported operating margin was 26.1%. Adjusted operating margin was 38.1%, which included an increase of $6 million in R&D investments compared to the prior year and lower selling expenses due to previously announced restructuring actions.

Guidance

The Company expects calendar year 2018 reported net sales to be in the range of $5.0 billion to $5.1 billion, reported operating income to be in the range of $682 million to $742 million, reported effective tax rate to be approximately 24.0%, and reported diluted EPS to be in the range of $2.24 to $2.64.

The Company also expects calendar year 2018 adjusted operating income to be in the range of $1.03 billion to $1.09 billion, adjusted effective tax rate to be approximately 20.5% and adjusted diluted EPS guidance to be in the range of $5.05 to $5.45.

Perrigo President and CEO Uwe Roehrhoff commented, "Perrigo's durable businesses delivered strong results in a dynamic healthcare market. The management team's continued focus on operational execution provides a solid foundation to deliver on our 2018 plan. Perrigo is uniquely positioned to provide Quality Affordable Healthcare Products® to customers, patients and families."

Conference Call

The Company will host a conference call at 8:30 a.m. EST (5:30 a.m. PST), March 2, 2018. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #6491969. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EST) Friday, March 2, until midnight Monday, March 12, 2018. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 6491969.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is one of the world's largest manufacturers of over-the-counter (“OTC”) healthcare products and suppliers of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements." These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "forecast," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; resolution of uncertain tax positions; the impact of U.S. tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other initiatives.  In addition, the Company may be unable to remediate one or more previously identified material weaknesses in its internal control over financial reporting. Furthermore, the Company may incur additional tax liabilities in respect of 2016 or be found to have breached certain provisions of Irish company law in connection with the Company's restatement of previously filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2017, as well as the Company's subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, the European distribution businesses and Entocort®, as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin, adjusted operating cash flow, adjusted EPS guidance and adjusted diluted shares within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted operating cash flows, and adjusted diluted shares are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to held-for-sale businesses, the European distribution businesses and Entocort® in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Year Ended		Six Months Ended	Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015	June 27, 2015
Net sales	$4,946.2	$5,280.6	$2,632.2	$4,227.1
Cost of sales	2,966.7	3,228.8	1,553.3	2,582.9
Gross profit	1,979.5	2,051.8	1,078.9	1,644.2

Operating expenses
Distribution	87.0	88.3	47.9	67.7
Research and development	167.7	184.0	88.2	187.8
Selling	598.4	665.0	325.9	319.0
Administration	461.1	452.2	306.8	385.3
Impairment charges	47.5	2,631.0	215.6	6.8
Restructuring	61.0	31.0	26.9	5.1
Other operating income	(41.4)	—	—	—
Total operating expenses	1,381.3	4,051.5	1,011.3	971.7

Operating income (loss)	598.2	(1,999.7)	67.6	672.5

Change in financial assets	24.9	2,608.2	(57.3)	(78.5)
Interest expense, net	168.1	216.6	89.9	146.0
Other expense (Income), net	(10.1)	22.7	25.2	334.2
Loss on extinguishment of debt	135.2	1.1	0.9	10.5
Income (loss) before income taxes	280.1	(4,848.3)	8.9	260.3
Income tax expense (benefit)	160.5	(835.5)	(33.6)	124.2
Net income (loss)	$119.6	$(4,012.8)	$42.5	$136.1

Earnings (loss) per share
Basic	$0.84	$(28.01)	$0.29	$0.97
Diluted	$0.84	$(28.01)	$0.29	$0.97

Weighted-average shares outstanding
Basic	142.3	143.3	145.6	139.3
Diluted	142.6	143.3	146.1	139.8

Dividends declared per share	$0.64	$0.58	$0.25	$0.46

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2017	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$678.7	$622.3	$417.8
Accounts receivable, net of allowance for doubtful accounts of $6.2, $6.3 and $4.5, respectively	1,130.8	1,176.0	1,189.0
Inventories	806.9	795.0	898.7
Prepaid expenses and other current assets	203.2	212.0	286.1
Total current assets	2,819.6	2,805.3	2,791.6
Property, plant and equipment, net	833.1	870.1	886.2
Financial assets	—	2,350.0	5,310.0
Goodwill and other indefinite-lived intangible assets	4,265.7	4,163.9	7,069.0
Other intangible assets, net	3,290.5	3,396.8	2,973.1
Non-current deferred income taxes	10.4	72.1	71.4
Other non-current assets	409.5	211.9	248.3
Total non-current assets	8,809.2	11,064.8	16,558.0
Total assets	$11,628.8	$13,870.1	$19,349.6
Liabilities and Shareholders’ Equity
Accounts payable	$450.2	$471.7	$555.8
Payroll and related taxes	148.8	115.8	125.3
Accrued customer programs	419.7	380.3	396.0
Accrued liabilities	230.8	263.3	351.9
Accrued income taxes	116.1	32.4	62.7
Current indebtedness	70.4	572.8	1,060.5
Total current liabilities	1,436.0	1,836.3	2,552.2
Long-term debt, less current portion	3,270.8	5,224.5	4,971.6
Non-current deferred income taxes	321.9	389.9	1,372.7
Other non-current liabilities	429.5	461.8	346.3
Total non-current liabilities	4,022.2	6,076.2	6,690.6
Total liabilities	5,458.2	7,912.5	9,242.8
Commitments and contingencies - Note 16
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,892.9	8,135.0	8,142.6
Accumulated other comprehensive income (loss)	253.1	(81.8)	(15.3)
Retained earnings (accumulated deficit)	(1,975.5)	(2,095.1)	1,980.1
Total controlling interest	6,170.5	5,958.1	10,107.4
Noncontrolling interest	0.1	(0.5)	(0.6)
Total shareholders’ equity	6,170.6	5,957.6	10,106.8
Total liabilities and shareholders' equity	$11,628.8	$13,870.1	$19,349.6

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—	—
Ordinary shares, issued and outstanding	140.8	143.4	143.1

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended		Six Months Ended	Year Ended
	December 31, 2017	December 31, 2016	December 31, 2015	June 27, 2015
Cash Flows From (For) Operating Activities
Net income (loss)	$119.6	$(4,012.8)	$42.5	$136.1
Adjustments to derive cash flows
Depreciation and amortization	444.8	457.0	182.4	258.7
Loss on acquisition-related foreign currency derivatives	—	—	—	326.4
Share-based compensation	43.8	23.0	22.8	31.6
Impairment charges	47.5	2,631.0	215.6	6.8
Change in financial assets	24.9	2,608.2	(57.3)	(78.5)
Loss on extinguishment of debt	135.2	1.1	0.9	10.5
Restructuring charges	61.0	31.0	26.9	5.1
Deferred income taxes	(48.9)	(990.9)	(120.0)	(16.3)
Amortization of debt premium	(22.4)	(24.7)	(10.2)	0.2
Other non-cash adjustments, net	(2.7)	33.5	18.1	10.2
Subtotal	802.8	756.4	321.7	690.8
Increase (decrease) in cash due to:
Accounts receivable	3.2	(0.6)	52.5	(51.1)
Inventories	(16.0)	100.7	(29.6)	(11.4)
Accounts payable	(39.6)	(75.7)	(194.1)	120.5
Payroll and related taxes	(27.4)	(41.1)	(38.2)	(30.2)
Accrued customer programs	34.6	(13.9)	34.4	71.3
Accrued liabilities	(47.8)	(79.5)	108.1	42.8
Accrued income taxes	(6.1)	20.9	(56.8)	21.9
Other, net	(4.8)	(12.3)	2.9	0.6
Subtotal	(103.9)	(101.5)	(120.8)	164.4
Net cash from operating activities	698.9	654.9	200.9	855.2
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	87.3	353.7	166.3	344.6
Acquisitions of businesses, net of cash acquired	(0.4)	(427.4)	(791.6)	(2,177.8)
Asset acquisitions	—	(65.1)	—	(4.0)
Settlement of acquisition-related foreign currency derivatives	—	—	(1.3)	(329.9)
Proceeds from sale of securities	—	4.5	—	—
Additions to property, plant and equipment	(88.6)	(106.2)	(77.8)	(137.0)
Net proceeds from sale of business and other assets	154.6	69.1	—	—
Proceeds from sale of the Tysabri® financial asset	2,200.0	—	—	—
Other investing, net	(14.8)	(3.6)	(3.7)	1.8
Net cash from (for) investing activities	2,338.1	(175.0)	(708.1)	(2,302.3)
Cash Flows From (For) Financing Activities
Borrowings (repayments) of revolving credit agreements and other financing, net	6.8	(802.5)	718.0	(54.0)
Issuances of long-term debt	—	1,190.3	—	2,504.3
Payments on long-term debt	(2,611.0)	(559.2)	(28.3)	(1,823.5)
Premium on early debt retirement	(116.1)	(0.6)	—	—
Deferred financing fees	(4.8)	(2.8)	(0.3)	(28.1)
Issuance of ordinary shares	0.7	8.3	4.9	1,043.5
Equity issuance costs	—	(10.3)	—	(35.7)
Repurchase of ordinary shares	(191.5)	—	(500.0)	—
Cash dividends	(91.1)	(83.2)	(36.3)	(64.8)
Other financing, net	2.3	(8.7)	(8.4)	(19.3)
Net cash from (for) financing activities	(3,004.7)	(268.7)	149.6	1,522.4
Effect of exchange rate changes on cash and cash equivalents	24.1	(6.7)	(10.2)	(89.2)
Net increase (decrease) in cash and cash equivalents	56.4	204.5	(367.8)	(13.9)
Cash and cash equivalents, beginning of period	622.3	417.8	785.6	799.5
Cash and cash equivalents, end of period	$678.7	$622.3	$417.8	$785.6

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,283.0	$73.1	$0.52
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$90.1	$0.64
Restructuring charges	—	6.3	0.04
Change in financial assets	—	0.7	—
Impairment charges	—	0.1	—
Acquisition charges and contingent consideration adjustments	—	(0.8)	(0.01)
Gain/Loss on divestitures	—	(0.3)	—
Unusual litigation	—	(0.2)	—
Milestone revenue related to royalty rights	—	(10.0)	(0.07)
Operating results attributable to held-for-sale business*	(4.1)	(0.7)	—
Non-GAAP tax adjustments**	—	21.9	0.16
Adjusted	$1,278.9	$180.2	$1.28

Diluted weighted average shares outstanding
Reported			141.2

*Held-for-sale business includes the Israel API business.
**The non-GAAP tax adjustments include the following: (1) $15.7 million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740; (2) $(10.0) million of tax effect related to audit settlements and other discrete items; (3) $12.5 million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; (4) $6.8 million of tax effects of pretax non-GAAP adjustments, including the sale of assets, that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; and (5) $(3.1) million of tax adjustments related to tax reform.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2016
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,331.2	$(1,359.1)	$(9.48)
Adjustments:
Impairment charges		$600.5	$4.18
Change in financial assets		1,115.6	7.78
Amortization expense primarily related to acquired intangible assets		94.9	0.67
Unusual litigation		18.4	0.13
Gain/Loss on divestitures		(7.8)	(0.05)
Restructuring charges		13.1	0.09
Acquisition charges and contingent consideration adjustments		3.3	0.02
Operating results attributable to held-for-sale businesses*		11.5	0.08
Non-GAAP tax adjustments***		(312.9)	(2.18)
Adjusted		$177.5	$1.24

Diluted weighted average shares outstanding
Reported			143.4
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.2
Adjusted			143.6

For Comparative Purposes****	Net Sales
Reported	$1,331.2
Operating results attributable to held-for-sale businesses	(19.0)
Adjusted	$1,312.2

*Held-for-sale businesses include the European sports brand and India API business.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
***The non-GAAP tax adjustments include the following: (1) $(187.1) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $20.6 million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; (3) discrete income tax adjustments of $(26.9) million related to jurisdictional tax rate changes in France & Italy; (4) $102.6 million net impact of valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; and (5) $(222.1) million valuation allowance release due to the divestiture of the Tysabri® financial asset. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

****2016 net sales adjustment made for 2017 adjusted net sales comparison purposes only and does not change any other prior year since the API business was not held-for-sale in 2016.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Twelve Months Ended December 31, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$4,946.2	$119.6	$0.84
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$355.5	$2.49
Loss on early debt extinguishment	—	135.2	0.95
Restructuring charges	—	61.0	0.43
Impairment charges	—	47.5	0.33
Change in financial assets	—	24.9	0.17
Loss on hedges related to debt tender	—	5.9	0.04
Operating results attributable to held-for-sale business*	(20.7)	(3.1)	(0.02)
Acquisition charges and contingent consideration adjustments	—	(18.9)	(0.13)
Unusual litigation	—	(9.0)	(0.06)
Gain/Loss on divestitures	—	(24.8)	(0.17)
Milestone revenue related to royalty rights	—	(10.0)	(0.07)
Non-GAAP tax adjustments**	—	18.9	0.13
Adjusted	$4,925.5	$702.7	$4.93

Diluted weighted average shares outstanding
Reported			142.6

For Comparative Purposes***	Net Sales
Adjusted	$4,925.5
Operating results attributable to held-for-sale businesses Q1 and Q2	(34.9)
Adjusted	$4,890.6

*Held-for-sale business includes the India and Israel API businesses.
**The non-GAAP tax adjustments include the following: (1) $2.8 million of tax effect related to audit settlements and other discrete items; (2) $97.2 million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; (3) $(78.0) million of tax effects of pretax non-GAAP adjustments, including the sale of assets, that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; and (4) $(3.1) million of tax adjustments related to tax reform.

***YTD 2017 adjusted net sales adjustment made for Q1 and Q2 2017 made for YTD 2017 adjusted net sales are for comparison purposes only and does not change any other prior year since the API business was not held-for-sale during Q1 and Q2 of 2017.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Twelve Months Ended December 31, 2016
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$5,280.6	$(4,012.8)	$(28.01)
Adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$363.9	$2.59
Acquisition charges and contingent consideration adjustments	—	25.2	0.18
Operating results attributable to held-for-sale businesses*	(112.8)	15.4	0.11
Impairment charges	—	2,653.4	18.48
Unusual litigation	—	18.4	0.13
Losses on equity method investments	—	4.2	0.03
Restructuring charges	—	31.0	0.22
Gain/Loss on divestitures	—	(7.7)	(0.05)
Change in financial assets	—	2,608.2	18.16
Non-GAAP tax adjustments***	—	(971.2)	(6.77)
Adjusted	$5,167.8	$728.0	$5.07

Diluted weighted average shares outstanding
Reported			143.3
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.3
Adjusted			143.6

For Comparative Purposes****	Net Sales
Adjusted	$5,167.8
Operating results attributable to held-for-sale businesses	(76.1)
Adjusted	$5,091.7

*Held-for-sale businesses include the U.S. VMS business, European sports brand, and India API business.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
*** The non-GAAP tax adjustment includes the following: (1) $(802.5) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) discrete income tax adjustments of $(49.3) million related to jurisdictional tax rate changes in Italy, UK, Germany & France; (3) $102.7 million net impact of valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; and (4) $(222.1) million valuation allowance release due to the divestiture of the Tysabri® financial asset. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

****2016 net sales adjustment made for 2017 adjusted net sales comparison purposes only and does not change any other prior year since the API business was not held-for-sale in 2016.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$643.5	$219.5	$141.4	$626.8	$210.0	$83.3
As a % of reported net sales		34.1%	22.0%		33.5%	13.3%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$12.1	$16.9		$12.6	$17.7
Unusual litigation		—	(10.2)		—	10.2
Impairment charges		—	—		—	27.1
Restructuring charges		—	0.2		—	(0.1)
Acquisition charges and contingent consideration adjustments		—	0.5		—	1.2
Adjusted		$231.6	$148.8		$222.6	$139.4
As a % of reported net sales		36.0%	23.1%		35.5%	22.2%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income (Loss)
Reported	$374.1	$172.5	$3.7	$419.5	$151.3	$(76.1)
As a % of reported net sales		46.1%	1.0%		36.1%	(18.1)%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$22.0	$51.8		$20.8	$48.4
Impairment charges		—	—		—	34.1
Unusual litigation		—	—		—	8.2
Operating results attributable to held-for-sale business*		—	—		3.6	10.3
Restructuring charges		—	3.8		—	10.5
Acquisition charges and contingent consideration adjustments		—	(2.0)		—	1.0
Adjusted		$194.5	$57.3		$175.7	$36.4
As a % of reported net sales		52.0%	15.3%		41.9%	8.7%

*Held-for-sale business includes the European sports brand.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income (Loss)
Reported	$261.3	$117.6	$68.1	$265.9	$121.0	$(258.5)
As a % of reported net sales		45.0%	26.1%		45.5%	(97.3)%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$21.4	$21.0		$28.0	$28.1
Unusual litigation		—	10.0		—	—
Gain on divestitures		—	(0.3)		—	—
Restructuring charges		—	(0.1)		—	2.1
Impairment charges		—	0.1		—	342.4
Acquisition charges and contingent consideration adjustments		—	0.7		—	0.9
Adjusted		$139.0	$99.5		$149.0	$115.0
As a % of reported net sales		53.2%	38.1%		56.1%	43.2%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2016
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$2,429.9	$817.8	$445.0	$2,507.1	$825.2	$399.8
As a % of reported net sales		33.7%	18.3%		32.9%	15.9%
Adjustments:
Amortization expense primarily related to acquired intangible assets		$48.8	$68.0	$—	$50.3	$71.0
Unusual litigation		—	(10.2)	—	—	10.2
Impairment charges		—	4.5	—	—	37.0
Operating results attributable to held-for-sale business*		—	—	(110.2)	(17.6)	(5.7)
Restructuring charges		—	27.4	—	—	5.6
Acquisition charges and contingent consideration adjustments		—	(2.4)	—	4.7	6.3
Adjusted		$866.6	$532.3	$2,396.9	$862.6	$524.2
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		35.7%	21.9%		36.0%	21.9%

*Held-for-sale business includes the U.S. VMS business.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2016
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income (Loss)
Reported	$1,491.0	$682.0	$12.5	$1,652.2	$693.4	$(2,087.4)
As a % of reported net sales		45.7%	0.8%		42.0%	(126.3)%
Adjustments:
Amortization expense primarily related to acquired intangible assets		$84.7	$199.2	$—	$68.1	$184.2
Unusual litigation		—	(8.8)	—	—	8.2
Impairment charges		—	4.8	—	—	2,042.4
Restructuring charges		—	17.1	—	—	20.9
Operating results attributable to held-for-sale business*		0.5	0.5	(0.2)	4.3	18.0
Acquisition charges and contingent consideration adjustments		—	(1.5)	—	—	1.9
Adjusted		$767.2	$223.8	$1,652.0	$765.8	$188.2
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		51.5%	15.0%		46.4%	11.4%

* Held-for-sale business includes European Sports Brand.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2016
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income (Loss)
Reported	$969.7	$449.7	$307.6	$1,042.8	$501.1	$(0.2)
As a % of reported net sales		46.4%	31.7%		48.1%	—%
Adjustments:
Amortization expense primarily related to acquired intangible assets		$86.7	$86.7		$106.4	$106.7
Unusual litigation		—	10.0		—	—
Gain on divestitures		—	(23.3)		—	—
Restructuring charges		—	5.8		—	2.1
Impairment charges		—	34.9		—	342.4
Acquisition charges and contingent consideration adjustments		(0.1)	(15.0)		—	5.9
Adjusted		$536.3	$406.7		$607.5	$456.9
As a % of reported net sales		55.3%	41.9%		58.3%	43.8%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	December 31, 2017	December 31, 2016	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$1,278.9	$1,331.2	(3.9)%	(2.0)%	(5.9)%
CHCA	643.5	626.8	2.7%	(0.2)%	2.5%
CHCI	374.1	419.5	(10.8)%	(6.1)%	(16.9)%
RX	261.3	265.9	(1.7)%	(0.1)%	(1.8)%

CHCI	$374.1	$419.5
Less: Belgium distribution net sales	—	(81.8)
	$374.1	$337.7	10.8%	(7.5)%	3.3%

	Twelve Months Ended
	December 31, 2017	December 31, 2016	Total Change	FX Change	Constant Currency Change
Consolidated**	$4,925.5	$5,167.7	(4.7)%	—%	(4.7)%

CHCI***	$1,491.0	$1,652.0
Less: Belgium distribution net sales	(10.6)	(210.9)
	$1,480.4	$1,441.1	2.7%	(0.1)%	2.6%

CHCA***	$2,429.9	$2,396.9	1.4%	—%	1.4%

*2017 net sales are adjusted to exclude sales attributable to divested businesses. See Tables I and II for non-GAAP reconciliations.
**2017 and 2016 net sales are adjusted to exclude sales attributable to divested businesses. See Tables I and II for non-GAAP reconciliations.
***2016 net sales are adjusted to exclude sales attributable to divested businesses. See Tables I and II for non-GAAP reconciliations.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2018 CONSOLIDATED GUIDANCE
(unaudited)
	Full Year
	2018 EPS Guidance(1)
Reported	$2.24 - $2.64
Amortization expense related primarily to acquired intangible assets	2.45
Tax effect of non-GAAP adjustments	0.36
Adjusted	$5.05 - $5.45

(1) Guidance excludes any impact related to Tysabri®

Consolidated Operating Income
Reported	Approx. $682 - $742 million
Amortization expense related primarily to acquired intangible assets	348
Adjusted	Approx. $1,030 - $1,090 million

Effective Tax Rate	Tax expense	Pre-tax income	Effective Tax Rate
Reported	$145	$605	Approx. 24.0%
Non-GAAP adjustments	50	348
Adjusted	$195	$953	Approx. 20.5%

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

QTD Consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® net sales, API net sales, and Fx
Q4 2017 consolidated adjusted net sales	$1,278.9

Q4 2016 consolidated reported net sales	$1,331.2
Less: Fx	27.2
Less: Belgium distribution net sales	(81.8)
Less: Entocort® net sales	(5.2)
Less: API net sales	(19.0)
Q3 2016 consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® net sales, API net sales and Fx	$1,252.4

Total change	2.1%

YTD Consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® net sales, and API net sales
YTD 2017 consolidated adjusted net sales	$4,925.5

YTD 2016 consolidated adjusted net sales	$5,167.8
Less: Belgium distribution net sales	(200.3)
Less: Entocort® net sales	(67.2)
Less: API net sales	(41.2)
YTD 2016 consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® net sales and API net sales	$4,859.1

Total change	1.3%

TABLE V (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
	December 31, 2017	December 31, 2016
RX reported net sales	$261.3	$265.9
Less: Entocort® net sales	(6.9)	(12.1)
RX reported net sales excluding Entocort® net sales	$254.4	$253.8

RX net sales growth excluding Entocort® net sales	0.2%

	Three Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2017
Operating cash flow	$216.9	$698.9
Less: Tax payment	—	74.2
Less: Restructuring payments	11.2	59.6
	$228.1	$832.7

Adjusted net income	$180.2	$702.7
Cash conversion ratio	127%	119%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	December 31, 2017	December 31, 2016	Total Change
Consolidated adjusted net sales	$1,278.9	$1,331.2	(3.9)%
Consolidated adjusted net income	180.2	177.5	1.5%
Consolidated adjusted EPS	1.28	1.24	3.2%
Consolidated adjusted diluted shares	N/A	143.6	N/A

Adjusted operating income
CHCA	$148.8	$139.4	6.7%
CHCI	57.3	36.4	57.5%
RX	99.5	115.0	(13.4)%

Adjusted operating margin
CHCA	23.1%	22.2%	90 bps
CHCI	15.3%	8.7%	660 bps
RX	38.1%	43.2%	(510) bps

Adjusted gross profit
CHCA	$231.6	$222.6	4.1%
CHCI	194.5	175.7	10.7%
RX	139.0	149.0	(6.7)%

Adjusted gross margin
CHCA	36.0%	35.5%	50 bps
CHCI	52.0%	41.9%	1,010 bps
RX	53.2%	56.1%	(290) bps

	Twelve Months Ended
	December 31, 2017	December 31, 2016	Total Change
Consolidated adjusted net sales	$4,925.5	$5,167.8	(4.7)%
Consolidated adjusted net income	702.7	728.0	(3.5)%
Consolidated adjusted EPS	4.93	5.07	(2.8)%
Consolidated adjusted diluted shares	N/A	143.6	N/A